Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Gold Resource Corporation:

We consent to the use of our reports dated March 8, 2016, with respect to the consolidated financial statements of Gold Resource Corporation (the Company) and the effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Denver, Colorado
December 7, 2016